As filed with the Securities and Exchange Commission on March 11, 2003
                                                      Registration No. 333-97577
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            CPI AEROSTRUCTURES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            New York                                        11-2520310
(State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                         Identification No.)

                              200A Executive Drive
                            Edgewood, New York 11717
          (Address of Principal Executive Offices, including Zip Code)

                          1998 PERFORMANCE EQUITY PLAN

                          PERFORMANCE EQUITY PLAN 2000

                            (Full Title of the Plans)

                                  ARTHUR AUGUST
                              Chairman of the Board
                            CPI Aerostructures, Inc.
                              200A Executive Drive
                            Edgewood, New York 11717
                                 (631) 586-5200
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                 with a copy to:
                             DAVID ALAN MILLER, Esq.
                                 Graubard Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                                 (212) 818-8800


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                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed by us with the SEC are incorporated by reference in this Registration Statement:

     o Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed with the SEC pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act");

     o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002, filed with the SEC pursuant to Section 13(a) of the Exchange Act;

     o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002, filed with the SEC pursuant to Section 13(a) of the Exchange Act;

     o Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002, filed with the SEC pursuant to Section 13(a) of the Exchange Act;

     o Current Report on Form 8-K, dated February 21, 2002, filed with the SEC on March 1, 2002, as amended by Form 8-K/A filed with the SEC on March 18, 2002;

     o Current Report on Form 8-K, dated June 25, 2002, filed with the SEC on June 27, 2002; and

     o The description of the Common Stock contained in Registrant's Form 8-A (File No. 1-11398), filed pursuant to Section 12(b) of the Exchange Act, including any amendment(s) or report(s) filed for the purpose of updating such description.

     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, is deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities.

     Our common stock is registered under Section 12(b) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Sections 721 through 726, inclusive, of the Business Corporation Law of New York ("BCL") authorizes New York corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been officers or directors and to purchase and maintain insurance for indemnification of such officers and directors. Section 402(b) of the BCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit directors' personal liability to the corporation or its shareholders for damages arising out of certain alleged breaches of their duties as directors. The BCL, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (1) acts or omissions made in bad faith or which involved intentional misconduct or a knowing violation of law; (2) any transaction from which the director derived a financial profit or other advantage to which he was not legally entitled; (3) the declaration of dividends or other distributions or purchase or redemption of shares in violation of the BCL; or (4) the distribution of assets to shareholders after dissolution of the corporation without paying or adequately providing for all known liabilities of the corporation or making loans to directors in violation of the BCL.

     The Registrant's Certificate of Incorporation, as amended, provides that the personal liability of the directors of the Registrant is eliminated to the fullest extent permitted by Section 402(b) of the BCL. In addition, the Amended and Restated By-laws of the Registrant provide in substance that, each director and officer shall be indemnified by the Registrant against reasonable expenses, including attorney's fees, and any liabilities that he or she may incur in connection with any action to which he or she may be made a party by reason of his or her being or having been a director or officer of the Registrant. The indemnification provided by the Registrant's By-laws is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled. The Registrant also has directors' and officers' liability insurance.

     In addition, the Registrant has entered into Indemnification Agreements with each of its executive officers and directors which provide that the Registrant will indemnify and advance expenses to such officer or director to the fullest extent permitted by law and provides the procedure for entitlement of indemnification.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Exhibit No.                Description
     -----------                -----------

        4.1 1998 Performance Equity Plan (incorporated by reference to Exhibit 10.28 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998)*

        4.2 Performance Equity Plan 2000 (incorporated by reference to Exhibit 10.29 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2000)*

        5.1                     Opinion of Graubard Miller**

        23.1                    Consent of Goldstein Golub Kessler & Company,
                                P.C.*

        23.2                    Consent of Graubard Miller (included in Exhibit
                                5.1)**

        24.1 Powers of Attorney (included on the signature page to this Registration Statement)**

*  Filed Herewith

** Previously Filed

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

          (2) That, for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

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

     Pursuant to the above undertaking, the Registrant includes in the submission of this Post Effective Amendment Number 1, to its Registration Statement on Form S-8, Registration Number 333- 97577, its removal from registration of 20,000 shares of Common Stock Common Stock issuable upon exercise of options granted and outstanding under other employee benefit plans.

     The Registrant had registered 1,313,334 shares of common stock on the Registration Statement. As of the date of this Post Effective Amendment No. 1, the Registrant sold 31,000 shares of common stock.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edgewood, State of New York, on this 11th day of March, 2003.

                                      CPI AEROSTRUCTURES, INC.


                                   By  /s/ Edward J. Fred
                                      ----------------------
                                      Edward J. Fred
                                      Chief Executive Officer, President, acting
                                      Chief Financial Officer, Secretary
                                      (Principal Executive, Financial and
                                      Accounting Officer) and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


 /s/ Edward J. Fred       Chief Executive Officer, President,     March 11, 2003
----------------------    acting Chief Financial Officer
    Edward  J. Fred       and Director

*                         Chairman of the Board and Director      March 11, 2003
----------------------
    Arthur August

*                         Director                                March 11, 2003
----------------------
    Walter Paulick


 *                        Director                                March 11, 2003
----------------------
    Kenneth McSweeney


 /s/ A. C. Providenti     Director                                March 11, 2003
----------------------
    A. C. Providenti


*  By: /s/ Edward J. Fred
       ------------------
         Edward J. Fred,
         as Attorney in Fact

                                       5
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                                  EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

   4.1               1998 Performance Equity Plan (incorporated by reference to
                     Exhibit 10.28 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998)*

   4.2               Performance Equity Plan 2000 (incorporated by reference to
                     Exhibit 10.29 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2000)*

   5.1               Opinion of Graubard Miller**

   23.1              Consent of Goldstein Golub Kessler & Company, P.C.*

   23.2              Consent of Graubard Miller (included in Exhibit 5.1)**

   24.1 Powers of Attorney (included on the signature page to this Registration Statement)**


   *    Filed Herewith
   **   Previously Filed